STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

OFFICE OF THE
SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

Business Entity - Filing Acknowledgement

09/22/2025

Work Order Item Number: W2025092200514-4729874
Filing Number: 20255186171
Filing Type: Amendment After Issuance of Stock
Filing Date/Time: 9/19/2025 4:35:00 PM
Filing Page(s): 7

Indexed Entity Information:

Entity ID: E45504772024-7
Entity Name: BTCS Labs Inc.
Entity Status: Active
Expiration Date: None

Commercial Registered Agent
NATIONAL REGISTERED AGENTS, INC.
701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E45504772024-7
FVAguilar	Filing Number 20255186171
Secretary of State State Of Nevada	Filed On 9/19/2025 4:35:00 PM
	Number of Pages 6

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: BTCS Labs Inc.

Entity or Nevada Business Identification Number (NVID): E45504772024-7

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☒ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ____

Jurisdiction of formation: ____

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes) ____
☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: ______ Time: ______ (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☒ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☒ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Articles of Incorporation have been amended and restated in its entirety. (attach additional page(s) if necessary)
6. Signature: (Required)	X DocuSigned by: Charles Allen A8BA2EDDF1B943A... — Director Signature of Officer or Authorized Signer — Title X ______ — ______ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
BTCS LABS INC.

BTCS LABS INC., a Nevada corporation (the "Corporation"), hereby certifies that these Amended and Restated Articles of Incorporation were duly adopted by all of the directors and shareholders of the Corporation entitled to vote thereon by written consent without a meeting on September 19, 2025.

FIRST: The name of the Corporation is BTCS LABS INC.

SECOND: The Corporation was registered with the Nevada Secretary of State on December 24, 2024 and assigned Entity Number E45504772024-7.

THIRD: The Articles of Incorporation are hereby amended and restated to read:

ARTICLE I
NAME

The name of the Corporation is:

BTCS LABS INC.

ARTICLE II
REGISTERED AGENT FOR SERVICE OF PROCESS

The name and street address of the Commercial Registered Agent are:

National Registered Agents, Inc.
701 S. Carson Street, Suite 200
Carson City, Nevada 89701

ARTICLE III
BOARD OF DIRECTORS

The name and address of the Directors are:

Title: Director
Charles Allen
303 W. Lancaster Ave., Suite 336
Wayne, Pennsylvania 19087

ARTICLE IV
PURPOSE AND PUBLIC BENEFIT

1. The Corporation is formed as a *Benefit Corporation* pursuant to Chapter 78B of the Nevada Revised Statutes.

2. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the State of Nevada.

3. In addition to the foregoing purposes, the Corporation shall have the purpose of creating a general public benefit, defined as a material positive impact on society and the environment, taken as a whole, assessed against a third-party standard, from the business and operations of the Corporation.

4. Without limiting the generality of the foregoing, the specific public benefit purpose(s) of the Corporation shall include:

Promoting and advancing the decentralized finance ("DeFi") and blockchain ecosystem, in alignment with the Corporation's obligations as a benefit corporation. The Corporation will actively interact with, engage, and build services that provide blockchain ecosystems with a public good. Such activities may include supporting open-source blockchain infrastructure, developing protocols that improve scalability and security across decentralized networks, and fostering tools that lower barriers to participation in DeFi and the emerging blockchain-based digital economy. In addition, the Company may engage in such other activities and initiatives that further the advancement, adoption, or development of blockchain technologies and decentralized finance, including, but not limited to, education and broader public awareness efforts, consistent with its status as a public benefit corporation. The Corporation intends for these efforts to create enduring value for the broader blockchain community while simultaneously pursuing shareholder value.

Advancing blockchain technology promotes a specific public benefit because it enables more efficient, secure, and inclusive systems of value exchange and recordkeeping. Blockchain allows for the tokenization and global transfer of assets without reliance on a single trusted intermediary, thereby reducing transaction fees, lowering barriers to participation, and opening borders in commerce. By eliminating unnecessary friction in financial and commercial transactions, blockchain technology has the potential to extend access to capital, payment systems, and economic opportunities to underserved populations worldwide. Much like the internet transformed society through the digitization and proliferation of information on a global scale, blockchain technology provides an infrastructure for the digitization and frictionless movement of value, creating new avenues for innovation, transparency, and trust. In this way, advancing blockchain technology serves not only the interests of participants in the digital economy but also the broader public good by fostering efficiency, accessibility, and global economic integration.

ARTICLE V
BENEFIT CORPORATION STATUS

This Corporation is a Benefit Corporation under Chapter 78B of the Nevada Revised Statutes. The Corporation shall prepare an annual benefit report in accordance with Section 78B.170 of the Nevada Revised Statutes. The board of directors shall manage or direct the business and affairs of the Corporation in a manner that balances the pecuniary interests of the stockholders, the best interests of those materially affected by the Corporation's conduct, and the specific public benefit(s) identified in these Articles.

ARTICLE VI
LIMITATION OF LIABILITY

To the fullest extent permitted by the Nevada Revised Statutes, as the same exists or may hereafter be amended, a director of this Benefit Corporation shall not be individually liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless:

The presumption established by Section 78.138(3) of the Nevada Revised Statutes has been rebutted and it is proven that:

a. The director's or officer's act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and
b. Such breach involved intentional misconduct, fraud or a knowing violation of law;

The director made a distribution in violation of Section 78.300 of the Nevada Revised Statutes.

Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VII
AUTHORIZED STOCK

The total number of shares of stock of all classes and series the Corporation shall have authority to issue is 2,100,000,000 shares, consisting of (i) 2,000,000,000 shares of common stock with a par value of $0.001 per share and (ii) 100,000,000 shares of preferred stock with a par value of $0.001 per share with such powers, designations, preferences, rights and qualifications, limitations or restrictions as may be established from time to time by resolution of the Corporation's board of directors in accordance with the Nevada Revised Statutes.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

DocuSigned by:
Charles Allen
A8BA2EDDF1B943A...

Charles Allen, Director
303 W. Lancaster Ave., Suite 336
Wayne, Pennsylvania 19087